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                                                                   Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated February 27, 2001, except with respect to Note 4, as to which the date is March 30, 2001 included in Transcend Services, Inc.'s Annual Report on Form 10-K for the year ending December 31, 2001 as well as the incorporation by reference of such report into the Company's previously filed Registration Statements File Nos. 033-57072, 033-41361, 033-37685, 033-59115, 333-32587,
333-16213 and 333-78777.

/s/ Arthur Andersen LLP

Atlanta, Georgia
February 28, 2002